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                                                                       EXHIBIT 5



                                July 27, 1999


Applied Industrial Technologies, Inc.
One Applied Plaza
Cleveland, Ohio 44115


         Re: Registration Statement on Form S-8

Gentlemen:

         Reference is made to your Registration Statement on Forms S-8 filed with the Securities and Exchange Commission on July 27, 1999 with respect to 800,000 additional shares of common stock, without par value ("Common Stock"), of Applied Industrial Technologies, Inc. to be offered pursuant to the Applied Industrial Technologies, Inc. Retirement Savings Plan (the "Plan"). We are familiar with the Plan, and we have examined such documents and certificates and considered such matters of law as we deemed necessary for the purpose of this opinion.

         Based upon the foregoing, we are of the opinions that the Common Stock and interests offered pursuant to the Plan, when issued in accordance with the provisions of the Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statements.


                                                   Respectfully submitted,

                                               /s/ Squire, Sanders & Dempsey LLP